Exhibit 10.3

LOCK-UP AGREEMENT

November __, 2022

Creek Road Miners, Inc.

Attention: John D. Maatta

Email: jdmaatta@gmail.com

35 E Horizon Ridge Pkwy, Ste 110-502

Henderson, NV 89002-7906

Ladies and Gentlemen:

The undersigned is, or immediately following the Merger (as defined below) will be, an owner of record or beneficially of certain shares of common stock of Creek Road Miners, Inc., a Delaware corporation (the “Company”), $0.0001 par value per share (“Common Stock”), or securities convertible into or exchangeable or exercisable for Common Stock (“Securities,” and together with the Common Stock, “Lock-up Securities”). The Company has entered into a merger agreement (the “Merger Agreement”) with Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), pursuant to which Prairie will merge with and into a subsidiary of the Company, with Prairie surviving as a wholly-owned subsidiary of the Company (the “Merger”). The undersigned acknowledges that the Merger and the transactions contemplated in connection therewith will be of benefit to the undersigned. The undersigned also acknowledges that the Company and Prairie will rely on the representations and agreements of the undersigned contained in this letter (this “Lock-up Agreement”) in connection with performing their respective obligations under the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

In consideration of the foregoing and as an inducement to the Company to enter into this Lock-up Agreement and perform its obligations under the Merger Agreement, and to Prairie to perform its obligations under the Merger Agreement, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Board of Directors of the Company (the “Board”) (for the avoidance of doubt, acting without the undersigned, as applicable) (which consent may be withheld at the sole discretion of the Board), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale of (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any Lock-up Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing; provided, however, that the undersigned may (i) complete one or more gift transfers of Lock-up Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) (“Immediate Family Member(s)”); (ii) transfer Lock-up Securities by will, other testamentary document or intestate succession to the undersigned’s legal representative, heir, beneficiary or Immediate Family Member(s); (iii) transfer Lock-up Securities to one or more trusts for bona fide estate planning purposes; provided, however, that in connection with any such transfer of Lock-up Securities pursuant to the foregoing clauses (i), (ii) or (iii), such transferee agrees in writing to be similarly bound for the remainder of the Lock-up Period (as defined below); or (iv) transfer Lock-up Securities pursuant to any liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Lock-up Securities for cash, securities or other property subsequent to the Merger, in each case, without your prior written consent and upon three (3) business days’ written notice to you, for a period commencing on the date hereof and continuing through the close of trading on the date one hundred and eighty (180) days following the Closing Date (the “Lock-up Period”).

The foregoing restrictions have been expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Lock-up Securities during the Lock-up Period, even if such Lock-up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Lock-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from Lock-up Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Lock-up Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned further understands and agrees that any certificates representing the Lock-up Securities will have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND SECURITYHOLDER.”

The undersigned understands that the covenants and agreements set forth herein shall not prevent any designee of the undersigned from serving on the Board or from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company. The undersigned is entering into this Lock-up Agreement solely in its capacity as the anticipated owner of Lock-up Securities following the consummation of the Merger.

The undersigned understands that the Company and Prairie are proceeding with the Merger in reliance upon this Lock-up Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-up Agreement will be deemed to have been made and delivered in the State of Delaware, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof. The undersigned:

(i)	agrees that any legal suit, action or proceeding arising out of or relating to this Lock-up Agreement will be instituted exclusively in Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court from any thereof;

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(ii)	waives any objection which it may have now or in the future to the venue of any such suit, action or proceeding; and
(iii)	irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the Delaware court in which such action or proceeding was commenced first declines jurisdiction.

The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned. Nothing in this Lock-up Agreement shall constitute an obligation to purchase Lock-up Securities of the Company. Whether or not the Merger actually occurs depends on a number of factors, including market conditions.

All notices and other communications under this Lock-up Agreement must be in writing and are deemed duly delivered when (i) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) sent by electronic mail with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (iii) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in the case of (a) the Company, to the addresses and marked to the attention of the individual (by name or title) designated (or to such other address or individual as a party may designate by notice to the other parties) above and (b) the undersigned, to the addresses and marked to the attention of the individual (by name or title) designated (or to such other address or individual as a party may designate by notice to the other parties) set forth on the signature page hereto; provided, that if notice or any other communication is provided to any addressee pursuant to the foregoing subclauses (i) or (iii), such notifying party shall also send such notice or communication to the addressee by electronic mail promptly thereafter.

This Lock-up Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Lock-up Agreement may be executed by electronic means (including portable document format (.pdf) or DocuSign) with the same binding effect as the original.

[Signature Pages Follow]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

Email

Address Line 1

Address Line 2

Signature Page to

Lock-up Agreement

Acknowledged and Agreed:

Creek Road Miners, Inc.

By:
Name:
Title:

Signature Page to

Lock-up Agreement